UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

MACY'S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events.

Notes Offering

On March 2, 2022, Macy’s, Inc. (“Macy’s”) announced that its wholly-owned subsidiary, Macy’s Retail Holdings, LLC (“MRH”), intends to offer, subject to market and other customary conditions, $850 million in aggregate principal amount of senior notes in two separate tranches, one representing $425 million in aggregate principal amount of senior notes due 2030 and the other representing $425 million in aggregate principal amount of senior notes due 2032 (together, the “Notes”) in a private offering (the “Notes Offering”). The Notes will be senior unsecured obligations of MRH and will be unconditionally guaranteed on a senior unsecured basis by Macy’s. On March 2, 2022, Macy’s issued a press release announcing the commencement of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ABL Commitment

Macy’s Inventory Funding LLC, a Delaware limited liability company and indirect subsidiary of Macy’s (the “ABL Borrower”), received commitments from lenders to amend and replace its existing $2.941 billion asset-based credit facility (the “Existing ABL Credit Facility”), which is set to expire in May 2024, with a new asset-based credit facility of up to $3.0 billion (the “New ABL Credit Facility”), with similar collateral support, but reduced interest and unused facility fees. The New ABL Credit Facility will mature in March 2027. Similar to the Existing ABL Credit Facility, the New ABL Credit Facility will contain an accordion feature that enables the ABL Borrower to request increases in the size of the facility up to an additional aggregate principal amount of $750 million. The proceeds from the New ABL Credit Facility will be used for general corporate purposes, consistent with the Existing ABL Facility. Interest on any loans drawn on the New ABL Credit Facility is calculated using the secured overnight financing rate (SOFR). The terms of the New ABL Credit Facility will include customary representations and warranties, customary affirmative and negative covenants, and customary events of default. This description is a summary and is qualified in its entirety by the full text of the New ABL Credit Facility, which is subject to change until finalized.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release of Macy’s Relating to the Notes Offering dated March 2, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: March 2, 2022	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary